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([******] Denotes Confidential Treatment)


                                                                   Exhibit 10.19


                           SERVICES FOR HIRE AGREEMENT


          The Parties, Thane International, Inc. ("THANE"), a Delaware corporation with offices located in La Quinta, California, and Beau Show, Inc., a California corporation , with offices in Ojai, CA, on behalf of Beau Rials, an individual (collectively "HOST") enter into this Agreement effective April 9, 2001, with reference to the following facts.

          WHEREAS THANE is a marketing company that develops and produces consumer videos, infomercials and television commercials to promote products throughout the world. THANE is presently marketing a product known as "Le Presse" (the "Product") and desires to employ the personal services of Beau Rials to moderate and host an infomercial for the Product (collectively "Infomercial") on a work for hire basis.

          WHEREAS HOST desires to provide his personal services for the Infomercial on a work for hire basis.

          NOW THEREFORE, THANE and HOST agree to the following terms and conditions in exchange for the mutual promises and covenants set forth in this Agreement.


1.   Warranties & Covenants.

          1.1 THANE. THANE warrants, promises, and covenants that it: (i) has the complete right, power and authority to enter into this Agreement.

          1.2 HOST. HOST warrants, promises, and covenants that he: (i) has the present right, power and authority to enter into this Agreement; and, (ii) will use his best efforts to provide his personal services as set forth in this Agreement.


2.   Personal Services on Work For Hire Basis.

          2.1 Personal Services. In exchange for the compensation and other consideration set forth in this Agreement, THANE engages HOST's personal services as the host of the Infomercial, including but not limited to, HOST's personal services in the form of rehearsing, on-camera appearances, photo shots (for internal use only), testimonials, pick- ups, consultation and other statements by HOST.

          2.2 Work For Hire Basis. HOST acknowledges and agrees that he provides his services on a work for hire basis whereby he has no claim of any ownership rights and that THANE shall own, from inception, all right, title and interest in the results and proceeds of HOST's services and employment as set forth in this Agreement.


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     2.3 Independent Contractor. HOST acknowledges and agrees that he will provide his services as an independent contractor. HOST agrees to assume full responsibility for any and all of his tax obligations, social security payments, dues, pension and welfare fees, and any other deductions and fees for all federal, state and local agencies. HOST agrees to hold THANE, its successors, assigns, licensees, agents, associates, directors and employees harmless from any and all claims, damages, costs and expenses, attorney's fees, recoveries, and settlements which arises from, or may arise out any unpaid employment taxes, payroll deductions, or any and all dues, fees and payments regarding the compensation given to HOST by this Agreement.


3. Grant of Rights. HOST agrees that THANE shall be the sole and exclusive owner, in perpetuity, throughout the World of all rights granted to THANE in this Agreement, in connection with the marketing of the Product, including:

          (a) The right, but not the obligation, to film, videotape, and photograph the HOST, and record the voice of HOST;

          (b) The right to use, and to edit, HOST's name, likeness, and voice, for use in the Infomercial and instructional video for the purpose of advertising, sale, publicity and promotion of the Infomercial, the Product, the instructional video, or ancillary products sold with the Product;

          (c) All rights, title and interest HOST may have in all film, videotape, and audiotape of HOST;

          (d) All rights to give, sell, transfer, and exhibit all originals, copies or reproductions of all such film, videotape, and audiotape of HOST to any individual, business, network, studio, or publication, or to any of their assignees, in any manner in connection with the marketing of the Product throughout the world; and

          (e) Ownership of all rights, including but not limited to copyrights, trademark rights, and publication rights, to use all originals, copies or reproductions of all film, videotape, and audiotape of HOST, and of the location produced, and/or recorded in connection with the marketing of the Product, forever and throughout the world.


4. Assignment of Rights. THANE's Assignment of Rights. THANE shall have the complete power, right and authority to assign any and all rights granted under this Agreement to any person, entity or company. THANE agrees to notify HOST of any such assignment. THANE agrees to remain liable for its obligations to HOST as set forth in this Agreement, unless the assignee assumes such obligations and HOST accepts such assumption.


5.   Compensation.

          5.1 Regular Compensation/Agency Fee. If HOST provides the services and fulfills the duties and obligations by rehearsing and hosting the Infomercial according to the terms and conditions of this Agreement, THANE agrees to pay HOST [******]



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**** Confidential Treatment Requested
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[******].

          5.2 Royalty Compensation. If HOST provides the services and fulfills the duties and obligations according to the terms and conditions of this Agreement, THANE agrees to pay HOST Royalty Compensation equal to [******]


          5.3 Definition of Thane Revenue.  "Thane Revenue" shall mean [******]


HOST shall have the ability and right to inspect and audit all books and records concerning the Product, including unit sales, returns, taxes, and Thane Revenue from the sale of Infomercial Product through airing the Infomercial. HOST, or its duly appointed representative, will conduct the inspection only during normal business hours upon a written request submitted to THANE at least ten (10) business days prior to the day of the inspection.


6. Non-Competition/Confidentiality. While the Infomercial is airing and for 3 months after the last air date, HOST agrees not to endorse or accept a consulting and performing assignment from any company for any same-type, vacuum sealing device without THANE's prior written consent. HOST agrees not to disclose to any third party, either directly or indirectly, "Confidential Information", which is not known outside THANE, or readily ascertainable, relating to THANE's business or the Product, including, but not limited to, technical information, design drawings, concept, ideas, sketches, wordings, marketing strategies, production of the Infomercial, media buying strategies, and business practices of THANE, and agrees that he will exercise due care and prudence to safeguard and protect, and prevent unauthorized disclosure of, all Confidential Information. HOST will not use or disclose Confidential Information during or after the term of services hereunder, except as necessary in the performance of HOST's duties for THANE or pursuant to THANE policies and directives. HOST also agrees not to communicate any information about this Infomercial to any outside organizations (particularly the media or the infomercial industry) without THANE's prior written consent.


7.   Miscellaneous Provisions.

          a. Indemnification. THANE agrees to hold HOST harmless from any and all claims, damages, costs and expenses, attorney's fees, recoveries, and settlements which arises from, or may arise out of HOST appearance due to the design, manufacture, and marketing of the Product.



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***** Confidential Treatment Requested
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          b. Entire Agreement. This Agreement contains the entire understanding between THANE and HOST that supersedes any prior agreements, written or oral, respecting the subject matter of this Agreement.

          c. Controlling Law. The laws of the State of California will govern the interpretation of this Agreement, and the rights and obligations of the parties to it. A court will consider the terms and conditions of this Agreement to be severable so that any of its terms, conditions, or clauses shall not invalidate, or render unenforceable the entire agreement

          d. Cost of Enforcement. If any party to this Agreement retains the services of an attorney, or files a law suit, to enforce the terms and conditions of this Agreement, a court may award the prevailing party costs and expenses, including attorney's fees.

          e. Notices. Any notice given under this Agreement shall be in writing and shall only be deemed proper notice if served personally, or by registered or certified first class mail with return receipt requested, and addressed to the party to whom the notice is intended at the following addresses. Any change of address must be in writing and properly delivered to the other Party pursuant to the requirements of notice set forth in this paragraph.

          a) HOST:  Beau Rials
                    428 Bryant Circle
                    Nordhoff Suite
                    Ojai, CA 93023
                    Tel: 805 640-9674
                    Fax: 805 640-3790

          b) THANE: Thane International, Inc.
                    78140 Calle Tampico, Suite 201
                    La Quinta, CA 92253
                    Attention: Denise DuBarry
                    Tel: 760 777-0217
                    Fax: 760 777-0214


8. Laws Governing Contract/Arbitration. This Agreement shall be governed by the laws of the State of California and of the United States as they are applied to agreements made and wholly to be performed in California. Any dispute between the parties hereto shall be resolved by binding arbitration in Los Angeles, California pursuant to the then-existing arbitration rules of the American Arbitration Association. The parties agree that the courts of Los Angeles County and Riverside County, California shall have jurisdiction to enforce the arbitrator's award, and the parties agree to submit to the jurisdiction of such courts for the purposes of any such enforcement action or any action in aid of the arbitrator's authority. The parties hereby stipulate that they shall have a right to discovery on reasonable terms and conditions (as determined by the arbitrator in the event the parties



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cannot decide), as provided in Section 1283.05 of the California Code of Civil
Procedure, but such discovery shall be conducted promptly and without unreasonably delaying the hearing of the dispute. In any arbitration or enforcement action, the prevailing party shall be entitled to its reasonable attorneys' and accountants' fees and costs. Service of any claim, arbitration or litigation hereunder may be made against a party hereto by service according to the same procedure set forth herein for service of notice to such party.


          IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the Effective Date herein.

          /s/ Beau Rials 5/5/2001
          ----------------------------
          Signature of Beau Rials, on behalf of
          Beau Show, Inc.
          Fed ID# 77-0548748

          /s/ Kandy Lee Allen
          ----------------------------
          Signature of Kandy Lee Allen,
          On behalf of Thane International, Inc.



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